UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2008

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Between June 30, 2008 and July 7, 2008, The First American Corporation (the “Company”) transferred $200.5 million to its title insurance subsidiary, First American Title Insurance Company (“FATICO”). The transfer consisted of cash totaling $166.8 million, marketable securities held in the investment portfolio of the Company with a value on the contribution date of $13.7 million and a secured note of the Company of $20 million. To partially fund the cash portion of the transfer, the Company borrowed $70 million on its credit facility during the second quarter and an additional $70 million during the third quarter. The Company has $160 million of capacity remaining on its $500 million committed credit facility due in 2012. The transfer increased FATICO’s statutory capital and surplus. FATICO’s statutory capital and surplus balance will be disclosed in FATICO’s second quarter statutory filing.

The information in this current report is being “furnished” in accordance with General Instruction B.2 of Form 8-K. As such, this information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act and is not incorporated by reference into any filings with the SEC unless otherwise explicitly incorporated into such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: July 9, 2008	By:	/s/ Max O. Valdes
Name: Max O. Valdes Title: Chief Financial Officer

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